Exhibit 99.1

John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com

Chi Hea Cho
Salesforce
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce Announces Fiscal 2017 Second Quarter Results

•	Revenue of $2.04 Billion, up 25% Year-Over-Year, 26% in Constant Currency

•	Deferred Revenue of $3.82 Billion, up 26% Year-Over-Year, 27% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $8.0 Billion, up 29% Year-Over-Year

•	Initiates Third Quarter Revenue Guidance of $2.11 Billion to $2.12 Billion

•	Raises Full Year Revenue Guidance to $8.275 Billion to $8.325 Billion

SAN FRANCISCO, Calif. - Aug. 31, 2016 - Salesforce (NYSE: CRM), the Customer Success Platform and world’s #1 CRM company, today announced results for its second fiscal quarter ended July 31, 2016.

“Second quarter revenue grew 25% in dollars, and 26% in constant currency, propelling Salesforce past the $2 billion quarterly revenue milestone. No other enterprise software company of our size is growing at this pace,” said Marc Benioff, chairman and CEO, Salesforce. “At Dreamforce, you’re going to see the next generation of Salesforce when we unveil Salesforce Einstein, the world’s first comprehensive artificial intelligence platform for CRM. I’ve never been more excited about the innovation happening at Salesforce.”

“Salesforce grew deferred revenue by 26% in dollars, and 27% in constant currency in the second quarter. We also delivered another quarter of year-over-year non-GAAP operating margin improvement, even as we closed our largest acquisition ever with Demandware,” said Mark Hawkins, CFO, Salesforce. “Despite significant FX headwinds which impacted many of our key financial metrics, I’m pleased to raise our top-line guidance for the full fiscal year 2017 to $8.325 billion in revenue at the high end of the range.”

Salesforce delivered the following results for its second fiscal quarter 2017:

Revenue: Total revenue was $2.04 billion, an increase of 25% year-over-year, and 26% in constant currency. Subscription and support revenues were $1.89 billion, an increase of 24% year-over-year. Professional services and other revenues were $151 million, an increase of 33% year-over-year.

Earnings per Share: GAAP diluted earnings per share was $0.33, and was benefited by an approximate $266 million release of a portion of the tax valuation allowance as a result of the acquisition of Demandware. Non-GAAP diluted earnings per share was $0.24.

Cash: Cash generated from operations was $251 million, a decrease of 18% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.72 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of July 31, 2016 was $3.82 billion, an increase of 26% year-over-year, and 27% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the second quarter at approximately $8.0 billion, up 29% year-over-year. This includes approximately $300 million related to unbilled deferred revenue from the Demandware acquisition.

As of August 31, 2016, the company is initiating revenue, earnings per share, and deferred revenue guidance for its third quarter of fiscal year 2017. In addition, the company is raising its full fiscal year 2017 revenue, maintaining non-GAAP earnings per share guidance, and updating its operating cash flow guidance, previously provided on June 1, 2016. The company is also raising its full fiscal year GAAP earnings per share guidance, previously provided on May 18, 2016. This guidance includes the impact of acquisitions that have closed to date or have signed and are expected to close in the company’s third quarter of fiscal 2017.

Q3 FY17 Guidance: Revenue is projected to be approximately $2.11 billion to $2.12 billion, an increase of 23% to 24% year-over-year.

GAAP loss per share is projected to be ($0.05) to ($0.04), while non-GAAP diluted earnings per share is projected to be $0.20 to $0.21.

On balance sheet deferred revenue growth is projected to be approximately 20% year-over-year.

Full Year FY17 Guidance: Revenue is projected to be approximately $8.275 billion to $8.325 billion, an increase of 24% to 25% year-over-year.

GAAP diluted earnings per share is projected to be $0.27 to $0.29, while non-GAAP diluted earnings per share is projected to be $0.93 to $0.95.

Operating cash flow growth is projected to be 20% to 21% year-over-year.

The following is a per share reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share guidance for the next quarter and full fiscal year:

	Fiscal 2017
	Q3	FY2017
GAAP (loss) EPS Range*	($0.05) - ($0.04)	$0.27 - $0.29
Plus
Amortization of purchased intangibles	$0.10	$0.33
Stock-based expense	$0.28	$1.15
Amortization of debt discount, net	$0.01	$0.04
Less
Gains on sales of strategic investments	$0.00	$(0.02)
Income tax effects and adjustments**	$(0.14)	$(0.84)
Non-GAAP diluted EPS	$0.20 - $0.21	$0.93 - $0.95
Shares used in computing basic net income per share (millions)	693	688
Shares used in computing diluted net income per share (millions)	711	703

*For Q3 GAAP (loss) EPS, basic number of shares used for calculation and expected tax rate of 60%. For FY17 GAAP EPS, diluted number of shares used for calculation and expected tax rate of 1325%.
**The Company's non-GAAP tax provision uses a long-term projected tax rate of 35%.

For additional information regarding non-GAAP financial measures see the reconciliation of results and related explanations below.

Quarterly Conference Call
Salesforce will host a conference call at 2:00 p.m. (PT) / 5:00 p.m. (ET) today to discuss its financial results with the investment community. A live web broadcast of the event will be available on the Salesforce Investor Relations website at www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 57940359.  A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) September 30, 2016.

About Salesforce
Salesforce, the Customer Success Platform and world's #1 CRM company, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol "CRM." For more information about Salesforce, visit: www.salesforce.com.

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"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income (loss), diluted earnings per share, operating cash flow growth, operating margin improvement, deferred revenue growth, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles, amortization of debt discount and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include -- but are not limited to -- risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and ability to maintain continued growth of deferred revenue and unbilled deferred revenue; foreign currency exchange rates; errors, interruptions or delays in the company’s services or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s services; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships and strategic investments; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and revolving credit facility; fluctuations in the number of company shares outstanding and the price of such shares; collection of receivables; interest rates; factors affecting the company’s deferred tax assets and ability to value and utilize them; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2016 salesforce.com, inc.  All rights reserved.  Salesforce and other marks are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

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salesforce.com, inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Revenues:
Subscription and support	$1,886,080	$1,521,319	$3,661,573	$2,926,606
Professional services and other	150,538	113,365	291,648	219,245
Total revenues	2,036,618	1,634,684	3,953,221	3,145,851
Cost of revenues (1)(2):
Subscription and support	360,943	292,737	696,771	566,978
Professional services and other	164,636	112,647	325,789	220,208
Total cost of revenues	525,579	405,384	1,022,560	787,186
Gross profit	1,511,039	1,229,300	2,930,661	2,358,665
Operating expenses (1)(2):
Research and development	291,506	234,100	552,476	456,228
Marketing and sales	934,931	793,691	1,830,791	1,530,629
General and administrative	252,051	181,685	462,857	357,496
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	(36,617)
Total operating expenses	1,478,488	1,209,476	2,846,124	2,307,736
Income from operations	32,551	19,824	84,537	50,929
Investment income	11,916	3,283	20,038	7,844
Interest expense	(20,708)	(18,096)	(42,719)	(34,771)
Other income (expense) (1)	524	1,947	(13,282)	1,029
Gains on sales of strategic investments	0	0	12,864	0
Income before benefit from (provision for) income taxes	24,283	6,958	61,438	25,031
Benefit from (provision for) income taxes (3)	205,339	(7,810)	206,943	(21,791)
Net income (loss)	$229,622	$(852)	$268,381	$3,240
Basic net income (loss) per share	$0.34	$0.00	$0.40	$0.00
Diluted net income (loss) per share	$0.33	$0.00	$0.39	$0.00
Shares used in computing basic net income (loss) per share	681,126	659,366	678,929	656,636
Shares used in computing diluted net income (loss) per share	695,968	659,366	691,714	672,231

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cost of revenues	$25,544	$20,839	$47,759	$40,529
Marketing and sales	23,151	19,002	38,537	39,029
Other non-operating expense	642	1,301	1,348	2,116

(2)	Amounts include stock-based expense, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cost of revenues	$23,495	$16,340	$50,129	$31,721
Research and development	38,624	33,732	73,792	64,974
Marketing and sales	86,323	71,724	181,797	142,258
General and administrative	33,868	25,983	65,511	51,386
(3) Amounts include a $265.7 million tax benefit recorded during the three months ended July 31, 2016 as a result of the release of a portion of the valuation allowance related to the Demandware, Inc. acquisition.

salesforce.com, inc.
Consolidated Statements of Operations
(As a percentage of total revenues)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Revenues:
Subscription and support	93%	93%	93%	93%
Professional services and other	7	7	7	7
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	18	18	18	18
Professional services and other	8	7	8	7
Total cost of revenues	26	25	26	25
Gross profit	74	75	74	75
Operating expenses (1)(2):
Research and development	14	14	14	14
Marketing and sales	46	49	46	49
General and administrative	12	11	12	11
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	(1)
Total operating expenses	72	74	72	73
Income from operations	2	1	2	2
Investment income	0	0	1	0
Interest expense	(1)	(1)	(1)	(1)
Other income (expense) (1)	0	0	0	0
Gains on sales of strategic investments	0	0	0	0
Income before benefit from (provision for) income taxes	1	0	2	1
Benefit from (provision for) income taxes	10	0	5	(1)
Net income (loss)	11%	0%	7%	0%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cost of revenues	1%	1%	1%	1%
Marketing and sales	1	1	1	1
Other non-operating expense	0	0	0	0

(2)	Stock-based expense as a percentage of total revenues, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cost of revenues	1%	1%	1%	1%
Research and development	2	2	2	2
Marketing and sales	4	4	5	4
General and administrative	2	2	1	2

salesforce.com, inc.
Consolidated Balance Sheets
(in thousands)

	July 31, 2016	January 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,115,226	$1,158,363
Short-term marketable securities	59,057	183,018
Accounts receivable, net	1,323,114	2,496,165
Deferred commissions	236,750	259,187
Prepaid expenses and other current assets	543,852	250,594
Total current assets	3,277,999	4,347,327
Marketable securities, noncurrent	545,663	1,383,996
Property and equipment, net	1,728,243	1,715,828
Deferred commissions, noncurrent	169,245	189,943
Capitalized software, net	626,214	384,258
Goodwill	6,029,895	3,849,937
Strategic investments	548,258	520,721
Other assets, net	1,455,797	370,910
Total assets	$14,381,314	$12,762,920
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$1,567,896	$1,349,338
Deferred revenue	3,808,200	4,267,667
Total current liabilities	5,376,096	5,617,005
Convertible 0.25% senior notes, net	1,102,150	1,088,097
Term loan	496,646	0
Loan assumed on 50 Fremont	198,133	197,998
Deferred revenue, noncurrent	15,361	23,886
Other noncurrent liabilities	1,060,352	833,065
Total liabilities	8,248,738	7,760,051
Stockholders’ equity:
Common stock	685	671
Additional paid-in capital	6,519,267	5,705,386
Accumulated other comprehensive loss	(11,215)	(49,917)
Accumulated deficit	(376,161)	(653,271)
Total stockholders’ equity	6,132,576	5,002,869
Total liabilities and stockholders’ equity	$14,381,314	$12,762,920

salesforce.com, inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Operating activities:
Net income (loss)	$229,622	$(852)	$268,381	$3,240
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	149,361	131,675	282,133	259,602
Amortization of debt discount and transaction costs	6,868	7,291	14,053	13,152
Gains on sales of strategic investments	0	0	(12,864)	0
50 Fremont lease termination	0	0	0	(36,617)
Amortization of deferred commissions	88,783	76,679	177,297	153,834
Expenses related to employee stock plans	182,310	147,779	371,229	290,339
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	(73,167)	(141,418)	1,234,145	837,752
Deferred commissions	(70,643)	(70,745)	(134,162)	(120,837)
Prepaid expenses and other current assets and other assets	(9,728)	(18,072)	(66,399)	(29,346)
Accounts payable, accrued expenses and other liabilities	(46,666)	193,771	(332,894)	(45,301)
Deferred revenue	(206,062)	(21,830)	(499,179)	(286,459)
Net cash provided by operating activities (1)	250,678	304,278	1,301,740	1,039,359
Investing activities:
Business combinations, net of cash acquired	(2,798,194)	(18,451)	(2,799,993)	(30,921)
Purchase of 50 Fremont land and building	0	0	0	(425,376)
Deposit for purchase of 50 Fremont land and building	0	0	0	115,015
Non-refundable amounts received for sale of land available for sale	0	3,432	0	6,284
Strategic investments, net	(390)	(150,434)	(22,451)	(294,896)
Purchases of marketable securities	(285,795)	(136,196)	(875,131)	(343,421)
Sales of marketable securities	1,610,724	130,922	1,833,658	323,106
Maturities of marketable securities	27,253	1,833	50,538	16,279
Capital expenditures	(96,030)	(64,883)	(179,331)	(135,970)
Net cash used in investing activities	(1,542,432)	(233,777)	(1,992,710)	(769,900)
Financing activities:
Proceeds from term loan, net	495,550	0	495,550	0
Proceeds from employee stock plans	133,878	114,799	223,019	269,814
Principal payments on capital lease obligations	(12,795)	(41,074)	(62,763)	(57,899)
Payments on revolving credit facility	0	0	0	(300,000)
Net cash provided by (used in) financing activities (1)	616,633	73,725	655,806	(88,085)
Effect of exchange rate changes	(8,736)	3,169	(7,973)	(140)
Net increase (decrease) in cash and cash equivalents	(683,857)	147,395	(43,137)	181,234
Cash and cash equivalents, beginning of period	1,799,083	941,956	1,158,363	908,117
Cash and cash equivalents, end of period	$1,115,226	$1,089,351	$1,115,226	$1,089,351

(1)
During the six months ended July 31, 2016, the Company early adopted Accounting Standards Update No. 2016-09, “Improvements to Employee Share-Based Payment Accounting (Topic 718)” (“ASU 2016-09”), which addresses among other items, updates to the presentation and treatment of excess tax benefits related to stock based compensation. Excess tax benefits are no longer classified as a reduction of operating cash flows. The Company has adopted changes to the consolidated statements of cash flows on a retrospective basis. The impact for the three and six months ended July 31, 2015 was a decrease of $133 and increase of $4,091 to net cash provided by operating activities with a correlating offset of equal amounts to net cash provided by (used in) financing activities, respectively.

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Jul 31, 2016	Apr 30, 2016	Jan 31, 2016	Oct 31, 2015	Jul 31, 2015	Apr 30, 2015
Full Time Equivalent Headcount (1)	23,247	21,119	19,742	18,726	17,622	16,852
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,719,946	$3,715,452	$2,725,377	$2,301,306	$2,066,963	$1,922,476
Strategic investments	$548,258	$520,750	$520,721	$496,809	$477,886	$318,716
Deferred revenue, current and noncurrent	$3,823,561	$4,006,914	$4,291,553	$2,846,510	$3,034,991	$3,056,820
Unbilled deferred revenue, a non-GAAP measure (2)	$8,000,000	$7,600,000	$7,100,000	$6,700,000	$6,200,000	$6,000,000
Principal due on our outstanding debt obligations (3)	$1,850,000	$1,350,000	$1,350,000	$1,350,000	$1,350,000	$1,350,000
(1) Full time equivalent headcount includes 1,050 from the July 2016 acquisition of Demandware, Inc.
(2) Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue. As of July 31, 2016, $300.0 million of the balance presented relates to Demandware, Inc.
(3) In July 2016, the Company borrowed $500.0 million under a term loan facility to partially fund the acquisition of Demandware, Inc.

Selected Balance Sheet Accounts (in thousands):

	July 31, 2016	April 30, 2016	January 31, 2016
Prepaid Expenses and Other Current Assets
Prepaid income taxes	$23,504	$24,329	$22,044
Customer contract asset (4)	225,004	4,950	1,423
Other taxes receivable	28,749	28,117	27,341
Prepaid expenses and other current assets	266,595	249,229	199,786
	$543,852	$306,625	$250,594
Property and Equipment, net
Land	$183,888	$183,888	$183,888
Buildings and building improvements	619,071	618,510	614,081
Computers, equipment and software	1,374,949	1,321,660	1,281,766
Furniture and fixtures	95,995	85,327	82,242
Leasehold improvements	531,760	499,108	473,688
	2,805,663	2,708,493	2,635,665
Less accumulated depreciation and amortization	(1,077,420)	(997,021)	(919,837)
	$1,728,243	$1,711,472	$1,715,828
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$133,388	$131,376	$123,065
Acquired developed technology, net of accumulated amortization	492,826	275,654	261,193
	$626,214	$407,030	$384,258

(4) Customer contract asset reflects future billings of amounts that are contractually committed by SteelBrick and Demandware’s existing customers as of the acquisition date that will be billed in the next 12 months. As the Company bills these customers this balance will reduce and accounts receivable will increase.

	July 31, 2016	April 30, 2016	January 31, 2016
Other Assets, net
Deferred income taxes, noncurrent, net	$22,545	$17,597	$15,986
Long-term deposits	27,426	23,650	19,469
Purchased intangible assets, net of accumulated amortization	803,076	267,722	258,580
Acquired intellectual property, net of accumulated amortization	9,839	10,564	10,565
Customer contract asset, noncurrent (5)	496,461	11,928	93
Other (6)	96,450	77,724	66,217
	$1,455,797	$409,185	$370,910

Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$101,404	$54,583	$71,481
Accrued compensation	469,009	386,410	554,502
Non-cash equity liability	76,043	0	0
Accrued other liabilities	520,854	429,870	447,729
Accrued income and other taxes payable	205,737	154,550	205,781
Accrued professional costs	33,717	30,095	33,814
Customer contract liability (7)	124,775	3,761	6,558
Accrued rent	16,966	15,789	14,071
Financing obligation - leased facility, current (8)	19,391	18,139	15,402
	$1,567,896	$1,093,197	$1,349,338
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$89,053	$85,579	$85,996
Customer contract liability, noncurrent (7)	272,608	6,165	66
Financing obligation - leased facility (8)	201,779	202,246	196,711
Long-term lease liabilities and other	496,912	545,735	550,292
	$1,060,352	$839,725	$833,065

(5) Customer contract asset, noncurrent, reflects future billings of amounts that are contractually committed by SteelBrick and Demandware’s existing customers as of the acquisition date over a period of 72 months. As the Company bills these customers this balance will reduce and accounts receivable will increase.

(6) In April 2015, the FASB issued ASU 2015-03 which simplifies the presentation of debt issuance costs by requiring debt issuance costs to be presented as a deduction from the corresponding debt liability rather than an asset. The Company retrospectively adopted this standard for the January 31, 2016 balance sheet presented, which resulted in an adjustment of $7.9 million to Other.

(7) Customer contract liability reflects the legal obligation to provide future services that are contractually committed to SteelBrick and Demandware's existing customers but unbilled as of the acquisition dates. As these services are invoiced, this balance will decrease and deferred revenue will increase.
(8) As of January 31, 2016, 350 Mission was in construction. In March 2016, construction was completed on the building.

Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Sales Cloud	$754.9	$671.0	$1,479.5	$1,301.4
Service Cloud	575.4	445.2	1,115.5	852.9
App Cloud and Other	353.4	247.2	679.3	471.2
Marketing Cloud	202.4	157.9	387.3	301.1
	$1,886.1	$1,521.3	$3,661.6	$2,926.6

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Total revenues by geography (in thousands):
Americas	$1,495,201	$1,202,173	$2,908,430	$2,317,293
Europe	347,320	286,904	675,174	545,709
Asia Pacific	194,097	145,607	369,617	282,849
	$2,036,618	$1,634,684	$3,953,221	$3,145,851
As a percentage of total revenues:
Total revenues by geography:
Americas	73%	74%	74%	74%
Europe	17	17	17	17
Asia Pacific	10	9	9	9
	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended July 31, 2016 compared to Three Months Ended July 31, 2015	Three Months Ended April 30, 2016 compared to Three Months Ended April 30, 2015	Three Months Ended July 31, 2015 compared to Three Months Ended July 31, 2014
Americas	24%	27%	28%
Europe	32%	33%	29%
Asia Pacific	29%	29%	25%
Total growth	26%	28%	28%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	July 31, 2016 compared to July 31, 2015	April 30, 2016 compared to April 30, 2015	July 31, 2015 compared to July 31, 2014
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	27%	32%	33%

We present constant currency information for deferred revenue, current and noncurrent to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental Diluted Share Count Information
(share data in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Weighted-average shares outstanding for basic earnings per share	681,126	659,366	678,929	656,636
Effect of dilutive securities:
Convertible senior notes (1)	2,977	0	1,961	728
Employee stock awards	11,865	0	10,824	14,867
Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	695,968	659,366	691,714	672,231

(1)	The 0.25% senior notes were not convertible, however there is a dilutive effect for shares outstanding for the three and six months ended July 31, 2016 and the six months ended July 31, 2015.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Operating cash flow
GAAP net cash provided by operating activities	$250,678	$304,278	$1,301,740	$1,039,359
Less:
Capital expenditures	(96,030)	(64,883)	(179,331)	(135,970)
Free cash flow	$154,648	$239,395	$1,122,409	$903,389
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building - leased facilities.

Comprehensive Income (Loss)
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Net income (loss)	$229,622	$(852)	$268,381	$3,240
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other losses	(10,407)	(5,391)	(151)	(7,246)
Unrealized gains on investments	25,896	5,599	36,980	3,210
Other comprehensive income (loss), before tax	15,489	208	36,829	(4,036)
Tax effect	1,873	0	1,873	0
Other comprehensive income (loss), net of tax	17,362	208	38,702	(4,036)
Comprehensive income (loss)	$246,984	$(644)	$307,083	$(796)

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected GAAP results reconciled to non-GAAP results.
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Non-GAAP gross profit
GAAP gross profit	$1,511,039	$1,229,300	$2,930,661	$2,358,665
Plus:
Amortization of purchased intangibles (a)	25,544	20,839	47,759	40,529
Stock-based expense (b)	23,495	16,340	50,129	31,721
Non-GAAP gross profit	$1,560,078	$1,266,479	$3,028,549	$2,430,915
Non-GAAP operating expenses
GAAP operating expenses	$1,478,488	$1,209,476	$2,846,124	$2,307,736
Less:
Amortization of purchased intangibles (a)	(23,151)	(19,002)	(38,537)	(39,029)
Stock-based expense (b)	(158,815)	(131,439)	(321,100)	(258,618)
Plus:
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	36,617
Non-GAAP operating expenses	$1,296,522	$1,059,035	$2,486,487	$2,046,706
Non-GAAP income from operations
GAAP income from operations	$32,551	$19,824	$84,537	$50,929
Plus:
Amortization of purchased intangibles (a)	48,695	39,841	86,296	79,558
Stock-based expense (b)	182,310	147,779	371,229	290,339
Less:
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	(36,617)
Non-GAAP income from operations	$263,556	$207,444	$542,062	$384,209
Non-GAAP non-operating loss (c)
GAAP non-operating loss	$(8,268)	$(12,866)	$(23,099)	$(25,898)
Plus:
Amortization of debt discount, net	6,264	6,110	12,490	12,169
Amortization of acquired lease intangible	642	1,301	1,348	2,116
Less:
Gains on sales of strategic investments	0	0	(12,864)	0
Non-GAAP non-operating loss	$(1,362)	$(5,455)	$(22,125)	$(11,613)
Non-GAAP net income
GAAP net income (loss)	$229,622	$(852)	$268,381	$3,240
Plus:
Amortization of purchased intangibles (a)	48,695	39,841	86,296	79,558
Amortization of acquired lease intangible	642	1,301	1,348	2,116
Stock-based expense (b)	182,310	147,779	371,229	290,339
Amortization of debt discount, net	6,264	6,110	12,490	12,169
Less:
Operating lease termination resulting from purchase of 50 Fremont	0	0	0	(36,617)
Gains on sales of strategic investments	0	0	(12,864)	0
Income tax effects and adjustments	(297,107)	(65,916)	(388,921)	(114,207)
Non-GAAP net income	$170,426	$128,263	$337,959	$236,598

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Non-GAAP diluted earnings per share
GAAP diluted net income per share	$0.33	$0.00	$0.39	$0.00
Plus:
Amortization of purchased intangibles	0.07	0.06	0.12	0.12
Amortization of acquired lease intangible	0.00	0.00	0.00	0.00
Stock-based expense	0.26	0.22	0.54	0.43
Amortization of debt discount, net	0.01	0.01	0.02	0.02
Less:
Operating lease termination resulting from purchase of 50 Fremont	0.00	0.00	0.00	(0.05)
Gains on sales of strategic investments	0.00	0.00	(0.02)	0.00
Income tax effects and adjustments	(0.43)	(0.10)	(0.56)	(0.17)
Non-GAAP diluted earnings per share	$0.24	$0.19	$0.49	$0.35
Shares used in computing Non-GAAP diluted net income per share (d)	695,968	672,627	691,714	672,231

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cost of revenues	$25,544	$20,839	$47,759	$40,529
Marketing and sales	23,151	19,002	38,537	39,029
	$48,695	$39,841	$86,296	$79,558

b)	Stock-based expense was as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Cost of revenues	$23,495	$16,340	$50,129	$31,721
Research and development	38,624	33,732	73,792	64,974
Marketing and sales	86,323	71,724	181,797	142,258
General and administrative	33,868	25,983	65,511	51,386
	$182,310	$147,779	$371,229	$290,339

c)	GAAP non-operating loss consists of investment income, interest expense, other expense and gains on sales of strategic investments.

d)     For the three months ended July 31, 2015, the shares used in computing Non-GAAP diluted net income per share include the dilutive effects from employee stock awards and convertible senior notes. However, as there was a GAAP net loss for the respective period, these do not impact the shares used in computing GAAP diluted net income per share as the effects would be anti-dilutive.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
GAAP Basic Net Income (Loss) Per Share
Net income (loss)	$229,622	$(852)	$268,381	$3,240
Basic net income per share	$0.34	$0.00	$0.40	$0.00
Shares used in computing basic net income (loss) per share	681,126	659,366	678,929	656,636
	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$170,426	$128,263	$337,959	$236,598
Basic Non-GAAP net income per share	$0.25	$0.19	$0.50	$0.36
Shares used in computing basic Non-GAAP net income per share	681,126	659,366	678,929	656,636
	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
GAAP Diluted Net Income (Loss) Per Share
Net income (loss)	$229,622	$(852)	$268,381	$3,240
Diluted net income per share	$0.33	$0.00	$0.39	$0.00
Shares used in computing diluted net income (loss) per share	695,968	659,366	691,714	672,231
	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$170,426	$128,263	$337,959	$236,598
Diluted Non-GAAP net income per share	$0.24	$0.19	$0.49	$0.35
Shares used in computing diluted Non-GAAP net income per share	695,968	672,627	691,714	672,231

Non-GAAP Financial Measures: This press release includes information about non-GAAP diluted earnings per share, non-GAAP tax rates, non-GAAP free cash flow, and constant currency results (collectively the “non-GAAP financial measures”). These non-GAAP financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. Management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

The primary purpose of using non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items on the company’s operating performance and to enable investors to evaluate the company’s results in the same way management does. These non-cash or non-recurring items generally consist of one-time items resulting from strategic decisions that affect multiple periods or periods unrelated to when the actual items were incurred. Management believes that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides investors with a more complete view of the company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the company’s business. Further, to the extent that other companies use similar methods in calculating non-GAAP measures, the provision of supplemental non-GAAP information can allow for a comparison of the company’s relative performance against other companies that also report non-GAAP operating results.

Non-GAAP diluted earnings per share excludes the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, amortization of acquired leases, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on sales of land and building improvements, gains on sales of strategic investments, and termination of office leases, as well as income tax adjustments. These items are excluded because the decisions which gave rise to these items were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods.

The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded items. The company reports a projected long-term tax rate to eliminate the effects of non-recurring and period-specific items, which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, such as, for example, significant changes in the company’s geographic earnings mix including acquisition activity or fundamental tax law changes in major jurisdictions where the company operates.

Specifically, management is excluding the following items from its non-GAAP earnings per share for Q2 and its non-GAAP estimates for Q3 and FY17:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles and Acquired Leases: The company views amortization of acquisition- and building-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rate was approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rate of the notes is 0.25%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance.

•
Gains and Losses on Sales of Strategic Investments: The company views gains on sales of its strategic investments resulting from acquisitions initiated by the company in which an equity interest was previously held as discrete events and not indicative of operational performance during any particular period.

•	Lease Termination Resulting From Purchase of Office Building: The company views the non-cash, one-time gain associated with the termination of its lease at 50 Fremont to be a discrete item.

•
Income Tax Effects and Adjustments: The Company utilizes a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the direct impact of the following non-cash items: stock-based expenses, amortization of purchased intangibles, amortization of acquired leases, amortization of debt discount, gains/losses on the sales of land and building improvements, gains on sales of strategic investments, and termination of office leases. The projected rate also assumes no new acquisitions in the three-year period, and considers other factors including the Company’s tax structure, its tax positions in various jurisdictions and key legislation in major jurisdictions where the company operates. This long-term rate could be subject to change for a variety of reasons, such as significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. The Company re-evaluates this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. The non-GAAP tax rate for fiscal 2017 is 35.0 percent.

The company defines the non-GAAP measure free cash flow as GAAP net cash provided by operating activities, less capital expenditures. For this purpose, capital expenditures does not include our strategic investments, nor does it include any costs or activities related to our purchase of 50 Fremont land and building, and building - leased facilities.